As filed with the United States Securities and Exchange Commission on March 16, 2012

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATTERSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-4304577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 S. Wacker Drive

Suite 820

Chicago, Illinois 60606

(877) 235-6925

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kelly D. Conway

President and Chief Executive Officer

Mattersight Corporation

200 S. Wacker Drive

Suite 820

Chicago, Illinois 60606

(877) 235-6925

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Christine R. Carsen, Esq.

Vice President, General Counsel and

Corporate Secretary

Mattersight Corporation

200 S. Wacker Drive

Suite 820

Chicago, Illinois 60606

(877) 235-6925

and

Steven J. Gavin, Esq.

Arlene K. Lim, Esq.

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

(312) 558-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of the registration fee
Common Stock, par value $0.01 per share	2,364,209*	$5.60	$13,227,749.36	$1,515.90

*	Pursuant to Rule 416, this registration statement also covers an indeterminate amount of additional securities of Mattersight Corporation as may be issuable as a result of stock splits, stock dividends or similar transactions.
(1)	Includes (i) 1,252,609 shares of common stock issued to IGC Fund VI, L.P. (the selling stockholder named herein) pursuant to a Purchase Agreement, dated as of December 19, 2011, by and between the selling stockholder and Mattersight Corporation and (ii) 1,111,600 shares of common stock purchased by the selling stockholder from Technology Crossover Ventures and certain of its affiliates on or about December 19, 2011.
(2)	With respect to the shares of common stock being registered hereunder, estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low prices of Mattersight Corporation’s common stock on March 12, 2012 on the NASDAQ Global Market, which was $5.60.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 16, 2012

PROSPECTUS

2,364,209 Shares

Common Stock

This prospectus relates to resales by IGC Fund VI, L.P. of (1) 1,252,609 shares of the Company’s common stock, par value $0.01 per share, that we previously issued to IGC Fund VI, L.P. on December 20, 2011 in a private placement and (2) 1,111,600 shares of the Company’s common stock, par value $0.01 per share, acquired by IGC Fund VI, L.P. from Technology Crossover Ventures and certain of its affiliates on or around December 19, 2011 in a privately negotiated transaction between IGC Fund VI, L.P. and Technology Crossover Ventures.

The selling stockholder identified in this prospectus, or its pledges, donees, transferees or other successors in interest, may offer and sell the shares of common stock being offered by this prospectus from time to time in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling stockholder may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchasers of the shares, or both. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

We will not receive any proceeds from the sale of the shares by the selling stockholder.

Our common stock is traded on the NASDAQ Global Market under the symbol “MATR.” On March 15, 2012, the closing sale price of our common stock on the NASDAQ Global Market was $5.91 per share. You are urged to obtain current market quotations for our common stock.

A prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you make your investment decision.

Investing in our common stock involves certain risks.  You should carefully read and consider the section entitled “Risk Factors” on page 4 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement and in any other documents we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy and adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2012

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. Neither we nor the selling stockholder has authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, as well as the information filed previously with the Securities and Exchange Commission (the “SEC”) and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any sale of our common stock.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.” In this prospectus, references to the “Company,” “Mattersight,” “registrant,” “we,” “us,” and “our” refer to Mattersight Corporation. The phrase “this prospectus” refers to this prospectus and the applicable prospectus supplement, unless the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industry in which we operate, our beliefs and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, including those in certain of our filings with the SEC incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Other risks, uncertainties and factors, including those discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, could cause our actual results to differ materially from those projected in any forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our common stock.

Mattersight Corporation

Mattersight is a leader in enterprise analytics and we believe the only company focused on providing behavioral analytics as a managed service. Our multi-channel technology captures, analyzes, and creates insight from unstructured conversations, emails, customer data and employee desktop activity. We work closely with our clients to ensure they are driving significant tangible value from the insights that our technology generates. Our clients leverage our technology and services to, among other things, improve and streamline contact center and back office operations, increase customer satisfaction and retention, and predict and prevent fraudulent activity.

Private Placement

On December 20, 2011 (the “Closing Date”), we sold and issued 1,252,609 shares (the “New Shares”) of the Company’s common stock, par value $0.01 per share, to IGC Fund VI, L.P. at a price of $4.79 per share, pursuant to the terms of that certain Purchase Agreement, dated as of December 19, 2011, by and between us and IGC Fund VI, L.P. (the “Purchase Agreement”). IGC Fund VI, L.P. is referred to herein as the “selling stockholder.” The aggregate consideration received from the sale of the New Shares was approximately $6.0 million. The New Shares were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the Rule 506 of the Securities Act and in reliance on similar exemptions under applicable state laws. The selling stockholder is an accredited investor within the meaning of Rule 501(a) of Regulation D and the securities were sold without any general solicitation by the Company or its representatives.

On or about December 19, 2011, the selling stockholder purchased 1,111,600 shares (the “Additional Shares” and, together with the New Shares, the “Registered Shares”) of the Company’s common stock, par value $0.01 per share, from Technology Crossover Ventures and certain of its affiliates (“TCV”). The Additional Shares were originally sold and issued by the Company to TCV in connection with that certain Common Stock Purchase Agreement, dated as of May 26, 2000, by and between the Company and TCV.

In connection with the Purchase Agreement, the Company and the selling stockholder entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of December 19, 2011, pursuant to which the Company agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission (the “Registration Statement”) prior to March 19, 2012 to enable the resale of the Registered Shares. The Company further agreed to use its best efforts to cause the Registration Statement to become effective prior to June 16, 2012.

This prospectus relates to the resales of the New Shares issued to the selling stockholder in connection with the Purchase Agreement and the Additional Shares purchased by the selling stockholder from TCV.

Our principal executive offices are located at 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606. Our telephone number is (877) 235-6925. Our website is located at www.mattersight.com. The information on our website is not part of this prospectus.

The Offering

Common Stock Offered by the Selling Stockholder	2,364,209 shares(1)

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholder.

NASDAQ Global Market Symbol	MATR

(1)	Includes (i) 1,252,609 shares of common stock issued to IGC Fund VI, L.P. (the selling stockholder named herein) pursuant to a Purchase Agreement, dated as of December 19, 2011, by and between the selling stockholder and Mattersight Corporation and (ii) 1,111,600 shares of common stock purchased by the selling stockholder from TCV on or about December 19, 2011.

RISK FACTORS

You should carefully consider the risks under the caption “Risk Factors” in our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. If any of these risks actually occur, there could be a material adverse effect on our business, financial condition, cash flows or results of operations. In this case, the trading price of our common stock could decline, and you may lose all or part of your investment. These are not the only risks we face, and additional risks that are not yet identified or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

The proceeds from the sale of shares of common stock offered pursuant to this prospectus are solely for the account of the selling stockholder. We will not receive any proceeds from the sale of shares by the selling stockholder. The selling stockholder will pay any underwriting discounts and commission and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares, except that we will reimburse expenses up to $25,000 in total for one counsel to the selling stockholder and the selling stockholder’s reasonable expenses in connection with the registration. We will also bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDER

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 1, 2012 by the selling stockholder, as determined in accordance with Rule 13d-3 of the Exchange Act. The address for the selling stockholder is One Rockefeller Plaza, Suite 2801, New York, New York 10020.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering(1)		Number of Shares of Common Stock Being Offered(2)
	Number	Percentage
IGC Fund VI, L.P.	2,364,209(3)	13.2%	2,364,209(3)

(2)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of March 1, 2012, and the percentage is based upon 17,919,894 shares of our common stock outstanding as of March 1, 2012. The selling stockholder listed above has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.
(3)	The selling stockholder might not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholder after the completion of this offering.
(4)	Includes (i) 1,252,609 shares of common stock issued to IGC Fund VI, L.P. (the selling stockholder named herein) pursuant to a Purchase Agreement, dated as of December 19, 2011, by and between the selling stockholder and Mattersight Corporation and (ii) 1,111,600 shares of common stock purchased by the selling stockholder from TCV on or about December 19, 2011.

Relationship with Selling Stockholder

As discussed in greater detail above under the section “Prospectus Summary – Private Placement,” in December 2011, we entered into the Purchase Agreement with the selling stockholder pursuant to which we sold and issued the New Shares to the selling stockholder and entered into the Registration Rights Agreement with the selling stockholder pursuant to which we agreed to file a Registration Statement to enable the resale of the Registered Shares.

Pursuant to the terms of the Purchase Agreement, we agreed to cause one individual designated by the selling stockholder to be appointed to the Board effective as of the Closing Date. The selling stockholder designated Philip Dur, managing director of the selling stockholder, to serve as its designee. Mr. Dur was elected to the Board effective as of December 20, 2011. For so long as the selling stockholder and its affiliates hold certain minimum ownership thresholds, the Company will (i) recommend that the stockholders re-elect the selling stockholder’s designee to the Board, (ii) cause, subject to certain exceptions, such designee to be elected to the committees of the Board as the selling stockholder may request and (iii) in the event any vacancy on the Board results from such designee no longer serving as a member thereof, cause such vacancy to be filled by another designee of the selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time in one or more transactions on the NASDAQ Global Market or any other organized market where our shares of common stock may be traded, sell any or all of its shares of our common stock through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. The selling stockholder may distribute the shares of our common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent or principal of all of the shares held by the selling stockholder;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share; and

•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock to be offered for resale by the selling stockholder under this prospectus will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois.

EXPERTS

The audited consolidated financial statements, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•

the description of our Common Stock in our registration statement on Form 8-A filed with the SEC on January 20, 2000, including any amendments or reports filed for the purpose of updating such description;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	our Current Report on Form 8-K filed with the SEC February 10, 2012; and

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2011.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing us at the following address: Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606, or by telephoning us at (877) 235-6925.

Information contained on our website, www.mattersight.com, is not a prospectus and does not constitute part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You may obtain a copy of these filings at no cost by writing us at the following address: Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606, or by telephoning us at (877) 235-6925.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by Mattersight in connection with the registration of the securities under this Registration Statement, all of which will be borne by Mattersight.

Securities and Exchange Commission Registration Fee	$1,515.90
Legal Fees and Expenses	40,000.00
Accountants’ Fees and Expenses	$4,500.00
Miscellaneous	3,984.10

Total	$50,000.00

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of the Board of Directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification of any such liability.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages or actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

Item 16.	Exhibits.

Exhibit Number	Description

3(i).1	Certificate of Incorporation of Mattersight Corporation, as amended (filed as Exhibit 3.1 to Mattersight Corporation’s Registration Statement on Form S-1 (Registration No. 333-94293) (the “S-1”)).

3(i).2	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (filed as Exhibit 3.3 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001).

3(i).3	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (filed as Exhibit 3.4 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001).

3(i).4	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective May 31, 2011 (filed on May 31, 2011 as Exhibit 3.1 to Mattersight Corporation’s Current Report on Form 8-K).

3(ii).1	By-Laws of Mattersight Corporation (filed as Exhibit 3.2 to the S-1).

3(ii).2	Amendment to By-Laws of Mattersight Corporation, (filed on November 16, 2007 as Exhibit 3.1 to Mattersight Corporation’s Current Report on Form 8-K).

4.1	Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (included as Exhibit 4.2 to Amendment No.1 to Mattersight’s Registration Statement on Form 8-A (File No. 0-27975) filed with the SEC on March 24, 2000 (the “8-A Amendment”)).

4.2	Certificate of Increase of Series A Junior Participating Preferred Stock of Mattersight, filed December 19, 2001 (filed as Exhibit 3.5 to Mattersight’s Annual Report on Form 10-K for the year ended December 29, 2001).

4.3	Certificate of Designation of 7% Series B Convertible Preferred Stock of Mattersight, filed December 19, 2001 (filed as Exhibit 3.6 to Mattersight’s Annual Report on Form 10-K for the year ended December 29, 2001).

4.4	Certificate of Adjustment dated January 10, 2002 (filed as Exhibit 4.3 to Mattersight’s Annual Report on Form 10-K for the year ended December 29, 2001).

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to our Registration Statement on Form S-1/A filed on August 8, 2006).

4.6	Registration Rights Agreement dated December 19, 2011 by and between Mattersight Corporation and IGC Fund VI, L.P. (filed on December 22, 2011 as Exhibit 10.5 to Mattersight Corporation’s Current Report on Form 8-K).

5.1*	Opinion of Winston & Strawn LLP.

10.1	Purchase Agreement dated December 19, 2011 by and between Mattersight Corporation and IGC Fund VI, L.P. (filed on December 22, 2011 as Exhibit 10.4 to Mattersight Corporation’s Current Report on Form 8-K).

23.1*	Consent of Grant Thornton LLP.

24.1*	Powers of Attorney.

*	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Security Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 16, 2012.

MATTERSIGHT CORPORATION

By:	/s/ Kelly D. Conway
Kelly D. Conway
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kelly D. Conway	Director, President and Chief Executive Officer	March 16, 2012
Kelly D. Conway	(Principal Executive Officer)

/s/ William B. Noon	Vice President and Chief Financial Officer	March 16, 2012
William B. Noon	(Principal Financial and Accounting Officer)

*	Chairman of the Board and Director	March 16, 2012
Tench Coxe

*	Director	March 16, 2012
Philip R. Dur

*	Director	March 16, 2012
Henry J. Feinberg

*	Director	March 16, 2012
John T. Kohler

*	Director	March 16, 2012
David B. Mullen

*	Director	March 16, 2012
Michael J. Murray

*	Director	March 16, 2012
John C. Staley

*By:	/s/ Christine R. Carsen
Christine R. Carsen, as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

3(i).1	Certificate of Incorporation of Mattersight Corporation, as amended (filed as Exhibit 3.1 to Mattersight Corporation’s Registration Statement on Form S-1 (Registration No. 333-94293) (the “S-1”)).

3(i).2	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (filed as Exhibit 3.3 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001).

3(i).3	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (filed as Exhibit 3.4 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001).

3(i).4	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective May 31, 2011 (filed on May 31, 2011 as Exhibit 3.1 to Mattersight Corporation’s Current Report on Form 8-K).

3(ii).1	By-Laws of Mattersight Corporation (filed as Exhibit 3.2 to the S-1).

3(ii).2	Amendment to By-Laws of Mattersight Corporation, (filed on November 16, 2007 as Exhibit 3.1 to Mattersight Corporation’s Current Report on Form 8-K).

4.1	Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (included as Exhibit 4.2 to Amendment No.1 to Mattersight’s Registration Statement on Form 8-A (File No. 0-27975) filed with the SEC on March 24, 2000 (the “8-A Amendment”)).

4.2	Certificate of Increase of Series A Junior Participating Preferred Stock of Mattersight, filed December 19, 2001 (filed as Exhibit 3.5 to Mattersight’s Annual Report on Form 10-K for the year ended December 29, 2001).

4.3	Certificate of Designation of 7% Series B Convertible Preferred Stock of Mattersight, filed December 19, 2001 (filed as Exhibit 3.6 to Mattersight’s Annual Report on Form 10-K for the year ended December 29, 2001).

4.4	Certificate of Adjustment dated January 10, 2002 (filed as Exhibit 4.3 to Mattersight’s Annual Report on Form 10-K for the year ended December 29, 2001).

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to our Registration Statement on Form S-1/A filed on August 8, 2006).

4.6	Registration Rights Agreement dated December 19, 2011 by and between Mattersight Corporation and IGC Fund VI, L.P. (filed on December 22, 2011 as Exhibit 10.5 to Mattersight Corporation’s Current Report on Form 8-K).

5.1*	Opinion of Winston & Strawn LLP.

10.1	Purchase Agreement dated December 19, 2011 by and between Mattersight Corporation and IGC Fund VI, L.P. (filed on December 22, 2011 as Exhibit 10.4 to Mattersight Corporation’s Current Report on Form 8-K).

23.1*	Consent of Grant Thornton LLP.

24.1*	Powers of Attorney.

*	Filed herewith.